Company contacts:

Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com

Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:
WD ANNOUNCES SUCCESSFUL COMPLETION OF
KOMAG ACQUISITION
Strategic Acquisition Couples Access to Media Supply and Technology with WD’s Leading Head
Technology and Hard Drive Integration Capabilities

LAKE FOREST, Calif. — Sept. 5, 2007 — Western Digital Corp. (NYSE:WDC) today announced the expiration and successful completion of its tender offer, through its indirect wholly-owned subsidiary State M Corporation, for all outstanding shares of Komag, Incorporated (NASDAQ: KOMG). The tender offer expired at 7:00 a.m. EDT on Sept. 5, 2007. According to preliminary information provided by Computershare, the depositary for the tender offer, as of that time, approximately 28.9 million shares, representing approximately 95.2% of Komag’s outstanding shares, were tendered and not withdrawn in the offer (including shares tendered by notice of guaranteed delivery). State M Corporation accepted all of such properly tendered shares.
WD also announced that the subsequent merger to finalize the acquisition closed earlier today. As a result of the merger, all remaining outstanding Komag shares, other than shares held by stockholders who properly perfect appraisal rights under Delaware law, will be cancelled and converted into the right to receive $32.25, net to the holder thereof in cash, without interest, less any required withholding taxes. Following the merger, Komag became an indirect wholly-owned subsidiary of WD and changed its name to WD Media, Inc.
“The completion of this acquisition will strengthen our competitive position in the worldwide hard drive industry,” said John Coyne, WD president and chief executive officer. “It ensures our ongoing access to critical technology and supply, and improves our cost structure. Our goal of profitable growth is enhanced by now having both head and media operations integrated into our hard drive business.”
Coyne added, “WD has a proven track record of integrating a component business into our core HDD operations as evidenced by our assimilation of magnetic heads beginning in 2003. We believe that our new highly skilled media team — with their significant experience in perpendicular magnetic recording media and their focus on operational excellence — will be an excellent fit with the rest of WD’s hard drive operations.”
A conference call to discuss the Komag acquisition will be held on Monday, September 10, 2007 at 2 p.m. PST/5 p.m. EST. The conference call will be accessible live or on an archived basis via the link below:
Audio Webcast: www.westerndigital.com/investor — click on “Conference Calls” Telephone Replay: 866-403-7100 (toll-free) or +1-203-369-0572 (international)

About WD
 WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data accessible and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage products. WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
This press release contains forward-looking statements regarding WD’s beliefs regarding the strategic benefits and synergies of sourcing media internally, as well as its expectations regarding its ability to successfully integrate the operations of Komag into its own. These forward-looking statements are based on WD’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including the risk that Komag’s operating systems will not be compatible with WD’s operating systems; the risk of failure to integrate Komag’s media technology with WD’s head technology, or failure to leverage such integration, quickly and effectively; the risk that WD will fail to successfully manage relationships with Komag’s suppliers; the risk that WD will fail to manage successfully relationships with Komag’s other customers; the risk that WD will fail to successfully manage relationships with its other media suppliers; potential difficulties integrating and harmonizing financial reporting systems; risks related to overall asset utilization, including the need to operate at high levels of utilization to drive competitive costs; the need for assured supply of components that WD does not internally manufacture; and other risks and uncertainties listed in WD’s recent Form 10-K filed with the SEC on August 28, 2007, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
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